Exhibit 13

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b)/RULE 15d-14(b) UNDER THE EXCHANGE ACT AND 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Stratasys Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Yoav Zeif, Chief Executive Officer of the Company, and Eitan Zamir, Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b)/Rule 15d-14(b) under the Securities Exchange Act of 1934, as amended and 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 5, 2026

By: /s/ Yoav Zeif
Name: Yoav Zeif
Title: Chief Executive Officer

By: /s/ Eitan Zamir
Name: Eitan Zamir
Title: Chief Financial Officer